Exhibit 99.1

Amscan Holdings, Inc. Announces Early Tender Results of the Tender Offer for its 8.75% Senior Subordinated Notes due 2014 and its Plan to Redeem all of its outstanding 8.75% Senior Subordinated Notes due 2014

ELMSFORD, N.Y., July 27, 2012 — Amscan Holdings, Inc. (“Amscan” or the “Company”) today announced the preliminary results for its previously announced cash tender offer (the “Tender Offer”) for any and all of its 8.75% Senior Subordinated Notes due 2014 (the “Notes”). Approximately $115.8 million aggregate principal amount of the Notes were validly tendered and not validly withdrawn prior to the early tender time of 5:00 p.m., New York City time, on July 26, 2012 (the “Early Tender Time”).

All holders of Notes who validly tendered their Notes prior to the Early Tender Time received total consideration of $1,003.75 per $1,000.00 principal amount of Notes, which includes an early tender payment of $30.00 per $1,000.00 principal amount of Notes, plus any accrued and unpaid interest up to, but not including, July 27, 2012.

The Company also announced today that it is redeeming all outstanding Notes not tendered pursuant to the Tender Offer on August 27, 2012, in accordance with the terms of the indenture governing the Notes. The Notes will be redeemed at a price of 100% of the principal amount of Notes being redeemed plus accrued and unpaid interest on the principal amount up to, but not including, the date of redemption. Upon the completion of the redemption, no principal amount of Notes will remain outstanding.

This press release is not an offer to purchase any Notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer under applicable securities, “blue sky” or other laws. No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in the Offer to Purchase. We take no responsibility for, and can provide no assurance as to, the reliability of any other information that other persons may give you. The Tender Offer is made only by, and pursuant to the terms of, the Offer to Purchase, and the information in this press release is qualified by reference to the Offer to Purchase and the Letter of Transmittal. Neither the Company nor any of its representatives or agents makes any recommendation in connection with the Tender Offer.

About Amscan

Amscan is a subsidiary of America’s premier party supplies retailer, Party City Holdings Inc. Party City designs, manufactures, contracts for manufacture and distributes party goods, including paper and plastic tableware, metallic balloons, accessories, novelties, gifts and stationery. Party City also operates retail party goods and social expressions supply stores in the United States under the names Party City, Halloween City and Factory Card & Party Outlet. Party City is America’s largest party goods chain and the country’s premier retailer of Halloween costumes, theme party supplies, birthday decorations and other specialty party supplies.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include statements related to the Company’s plans to enter into a senior secured credit facility and those which express plan, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. The words “anticipate”, “believe”, “intend”, “estimate”, “project”, “forecast”, “plan”, “potential”, “will”, “may”, “should” and “expect” and similar expressions also identify forward-looking statements. These statements are based upon Amscan’s current expectations and are subject to risks and uncertainties which could cause actual results and developments to differ materially from those expressed or implied in such statements. Factors that could affect actual results and developments include the Company’s financial results, other developments in the Company’s business, conditions in the debt markets and market conditions generally, the ability to close the Merger and the funding facility and any other risks set forth in Amscan’s filings with the SEC, including Amscan Holdings, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in each case together with all amendments thereto. Investors should evaluate any statement in light of these important factors. Forward-looking statements contained in this press release are made as of this date, and, other than as required by applicable law, Amscan undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Actual events could differ materially from those anticipated in the forward-looking statements.

CONTACT: Michael A. Correale, Chief Financial Officer, Amscan Holdings, Inc., +1-914-345-2020